UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2005 (November 3, 2005)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
(a) On November 3, 2005, as part of a previously announced stock repurchase program, Baker Hughes Incorporated (the “Company”) entered into a Stock Purchase Plan with Citigroup Global Markets Inc. (“CGM”) for the purchase of shares of the Company’s Common Stock that complies with the requirements of Rule 10b5-1 promulgated by the Securities Exchange Act of 1934. The term of the Plan will run from November 7, 2005 until April 30, 2006, unless earlier terminated. During that term, CGM will use its best efforts to repurchase a fixed dollar value of the Company’s Common Stock each trading day, subject to applicable trading rules, until the cumulative amount purchased under the Plan equals $250 million, inclusive of all commissions and fees paid to CGM by the Company related to such repurchases. Shares will be repurchased by CGM at the prevailing market prices, subject to limitations provided by the Company, in open market transactions intended to comply with Rule 10b-18 of the Exchange Act. Either the Company or CGM may terminate the Plan. However, no shares will be repurchased at any time that the cost of the shares exceeds an amount that has been specified by the Company to CGM.
On October 27, 2005, the Company’s Board of Directors authorized the Company to repurchase up to $455.5 million of Common Stock, increasing the total amount that the Company may repurchase to $500.0 million. In addition to the Stock Purchase Plan, the Company may make additional repurchases through discretionary repurchases in a program with CGM intended to comply with Rule 10b-18 under the Exchange Act, privately negotiated transactions or additional Rule 10b5-1 stock repurchase plans up to the total outstanding authorization.
Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be purchased pursuant to the Plan, program or otherwise.
(b) Certain of the Company’s officers have advised the Company that they may enter into a stock sales plan for the sale of shares of the Company’s Common Stock which are intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities Exchange Act of 1934.
This Current Report on Form 8-K includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those statements related to share repurchases and factors to be utilized by management in determining whether to effect share repurchase. You should be aware that the Company’s actual results and activities could differ materially from those contained in the forward-looking statements, which are based on current expectations of the Company’s management and are subject to a number of risks and uncertainties, including, but not limited to the Company’s capital requirements, business outlook, unanticipated business and regulatory developments, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and those set forth from time to time in our filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: November 4, 2005	By:	/s/Sandra E. Alford
Sandra E. Alford
Corporate Secretary